EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Form S-8, No. 333-208341 and No. 333-202305) of First Northwest Bancorp and Subsidiary of our reports dated March 6, 2020, relating to the consolidated financial statements and effectiveness of internal control over financial reporting of First Northwest Bancorp and Subsidiary, appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.
/s/ Moss Adams LLP

Everett, Washington
March 6, 2020